UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2013 (March 7, 2013)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC

On March 7, 2013 (the “Second Amendment Effective Date”), Magnum Hunter Resources Corporation (the “Company”) entered into a Second Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC (the “Second Amendment”), by and among the Company, Eureka Hunter Holdings, LLC, a Delaware limited liability company (“Eureka Holdings”), and Ridgeline Midstream Holdings, LLC, a Delaware limited liability company (“Ridgeline”), an affiliate of ArcLight Capital Partners, LLC (“ArcLight”).

As previously disclosed, on March 21, 2012, Ridgeline purchased 3,000,000 Series A Convertible Preferred Units representing membership interests of Eureka Holdings (the “Preferred Units”), the Company’s majority-owned subsidiary and the holding company for the Company’s midstream operations.  Contemporaneously with Ridgeline’s investment in the Preferred Units, the Company and Ridgeline entered into an Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC (the “LLC Agreement”).  On April 2, 2012, Ridgeline purchased an additional 2,340,000 Preferred Units of Eureka Holdings, and Eureka Holdings closed its acquisition of the gas treating business and certain assets of TransTex Gas Services, LP (the “TransTex Acquisition”).  TransTex Gas Services, LP (“TransTex”) received, among other consideration, 585,000 Class A Common Units representing membership interests in Eureka Holdings (“Class A Common Units”) in the TransTex Acquisition, and the LLC Agreement was amended to admit TransTex as a member.

On December 31, 2012, the Company loaned $30 million to Eureka Holdings.  The Second Amendment converts this $30 million loan, as of the Second Amendment Effective Date, into equity capital in Eureka Holdings consisting of 1,500,000 newly issued Class A Common Units, on the basis of a $20 per unit purchase price.  Following this conversion, Eureka Holdings is owned 63.1% by the Company, 34.6% by Ridgeline (on an as-converted basis) and 2.3% by TransTex and certain individuals.

The Second Amendment provides that the future equity capital needs of Eureka Holdings will be funded as follows:

i.                  Ridgeline or another affiliate of ArcLight (such entity, the “ArcLight Member”) has the exclusive right to fund the next $20 million of Eureka Holdings’ equity capital requirements in exchange for newly issued Preferred Units, on the basis of a $20 per unit purchase price (with a corresponding reduction in the outstanding Class A Common Units as currently provided for in the LLC Agreement);

ii.               The next $70.5 million of Eureka Holdings’ equity capital requirements will be funded by ArcLight and the Company on a 40%/60% basis, with the ArcLight Member being issued additional Preferred Units, on the basis of a $20 per unit purchase price (with a corresponding reduction in the outstanding Class A Common Units as currently provided for in the LLC Agreement), and the Company being issued additional Class A Common Units, on the basis of a $20 per unit purchase price (with TransTex or certain permitted transferees being allowed to participate in the Company’s portion of such funding on a pro rata basis); and

iii.            All additional equity capital requirements of Eureka Holdings may be funded through the issuance of securities with rights and privileges junior to the Preferred Units (“Junior Securities”), as approved by the board of directors of Eureka Holdings from time to time, with such Junior Securities generally being subject to a preemptive right in favor of ArcLight.

If the Company and TransTex fail to fund their share of the $70.5 million portion described above, ArcLight shall have the right, among other things, to fund such non-funded portion.  ArcLight also maintains preemptive rights with respect to issuances of Junior Securities, with such rights generally limited to purchasing a number of units sufficient to maintain its then-existing ownership percentage in Eureka Holdings.  Further, ArcLight retains its preemptive right to acquire up to 100% of any Preferred Units newly issued by the Company, so long as such units have terms equivalent to the existing Preferred Units.  Despite the new funding regime described above, raising capital through funded debt is still allowed at any time upon approval by Eureka Holding’s board of directors, subject to existing restrictions in the LLC Agreement.

Additionally, the Second Amendment amends the LLC Agreement to (i) restrict the Company and its subsidiaries, on the one hand, from entering into any transaction or series of related or unrelated transactions with the Company’s non-subsidiary affiliates or ArcLight’s or TransTex’s affiliates, on the other hand, involving amounts equal to or greater than $750,000 per 12-month period (subject to approval by the holders of a majority of the Preferred Units); (ii) prior to the completion of the new funding regime described above, generally increase the discretion of Eureka Holdings’ board of directors to approve issuances of Junior Securities (generally subject to a preemptive right in favor of ArcLight); and (iii) provide that if Eureka Holdings is converted into a limited partnership (or other entity) in connection with an initial public offering, the board of directors of Eureka Holdings will have the right to set aside in a management equity incentive pool up to 25% of the general partnership (or similar) interests, and make grants therefrom to employees, officers, directors or managers of Eureka Holdings and its subsidiaries, as designated by the board.

The Second Amendment also sets forth the 2013 budget for Eureka Holdings and amends certain other provisions of the LLC Agreement as set forth therein.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, as well as the complete text of the LLC Agreement.  The Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  Copies of the LLC Agreement and the First Amendment to the LLC Agreement were filed as Exhibits 10.5 and 10.5.1, respectively, to a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 3, 2013.

Agreement as to Principal Terms of 2013 Long Term Incentive Plan of Eureka Hunter Holdings, LLC

On March 7, 2013, the Company, Eureka Holdings and Ridgeline (together, the “Parties”) agreed to the principal terms of a 2013 Long Term Incentive Plan of Eureka Holdings (the “2013 LTIP”).  The 2013 LTIP is intended to be a vehicle for providing long-term incentive compensation that will attract and retain Eureka Holdings’ management and allow such individuals to participate in the economic success of Eureka Holdings.  The Parties have agreed to cause the board of directors of Eureka Holdings to adopt the 2013 LTIP containing the principal terms agreed to by the Parties as soon as practicable.

The principal terms to be included in the 2013 LTIP, which remain subject to adjustment by the Parties upon review of tax structure and the definitive document, and receipt of internal approvals, among other things, are summarized below.

Awards.  The 2013 LTIP will consist of (i) awards of 2,336,905 Class B Common Units representing membership interests in Eureka Holdings (“Class B Common Units”), and (ii) interests in a bonus pool equal in the aggregate to 2,336,905 times the value of a Class A Common Unit (measured at the time of payout, subject to a limit of $20 per Class A Common Unit) (together, the “2013 LTIP Awards”).

As further detailed in the LLC Agreement, Class B Common Units are profits interest awards that carry the right to share in the appreciation in the fair market value of the aggregate equity in Eureka Holdings over and above a baseline fair market value, determined on the date of the grant of the 2013 LTIP Award.  Unless converted to common equity in Eureka Holdings, all outstanding Preferred Units will be excluded from the measurement of the aggregate equity in Eureka Holdings for purposes of valuing payments made in respect of the Class B Common Units.  Class B Common Units are intended to provide capital gains tax treatment to participants for any appreciation in value from the grant date to the settlement date.

Vesting Schedule.  The 2013 LTIP Awards will vest 1/3rd on each of the first, second and third anniversaries of the grant date, subject to the award recipients’ continued employment with Eureka Holdings.  The 2013 LTIP may provide for accelerated vesting upon the occurrence of certain liquidity events, to be set forth in the 2013 LTIP.

Payout of Awards.  Settlement of the 2013 LTIP Awards will occur upon an initial public offering of Eureka Holdings or certain other liquidity events to be set forth in the 2013 LTIP, once approved (subject, in the case of interests in the bonus pool, to any applicable requirements under Sections 409A and 457A of the Internal Revenue Code of 1986, as amended (the “Code”)).  Payments upon the occurrence of an initial public offering of Eureka Holdings will be made partially in common units of the resulting public entity and partially in cash, to the extent available.

Transfer Rights.  The 2013 LTIP Awards will be non-transferable and only have value to 2013 LTIP participants.

Voting Rights.  Class B Common Units in Eureka Holdings will have no voting or consent rights.

Forfeiture of Awards.  The 2013 LTIP Awards will be forfeited under the following circumstances:

i.                  If a 2013 LTIP participant resigns as an employee of Eureka Holdings prior to the occurrence of any of a number of specified liquidity events (such events to be set forth in the 2013 LTIP, once approved), all 2013 LTIP Awards, whether vested or unvested, will be immediately forfeited.

ii.               If a 2013 LTIP participant is terminated for “cause” (the definition of which is to be determined by the Parties), all 2013 LTIP Awards, whether vested or unvested, will be immediately forfeited.

iii.            Upon a 2013 LTIP participant’s death, disability or termination not for cause, the 2013 LTIP participant will retain his or her 2013 LTIP Awards, in each case to the extent vested; provided, that if there occurs a liquidity event within six months of such termination, the terminated 2013 LTIP participant will have participation rights with respect to any otherwise unvested 2013 LTIP Awards (subject, in the case of interests in the bonus pool, to any applicable requirements under Sections 409A and 457A of the Code).

Repurchase Rights.  If a terminated employee continues to hold vested Class B Common Units or other units, Eureka Holdings will have the right, but not the obligation, to repurchase such vested units at fair market value, as determined in the good faith discretion of Eureka Holdings’ board of directors.

The principal terms of the 2013 LTIP remain subject to possible adjustment by the Parties upon review of tax structure and receipt of internal approvals, among other things.

Item 3.02                                           Unregistered Sale of Securities.

The information in Item 1.01 under the subheading “Second Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC” is hereby incorporated by reference into this Item 3.02.  The Class A Common Units of Eureka Holdings sold to the Company were sold in a transaction not involving a public offering, which transaction is exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 under the subheading “Agreement as to Principal Terms of 2013 Long Term Incentive Plan of Eureka Hunter Holdings, LLC” is hereby incorporated by reference into this Item 5.02.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Second Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated as of March 7, 2013, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation and Ridgeline Midstream Holdings, LLC

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 13, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated as of March 7, 2013, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation and Ridgeline Midstream Holdings, LLC